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                                                                   EXHIBIT 10.10



                        AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), by and between Medical Science Systems, Inc., a Texas corporation (the "Corporation"), and Dr. Kenneth S. Kornman ("Employee"), is effective this 1st day of August, 1997. The Corporation and Employee are hereinafter sometimes referred to, individually and collectively, as a "Party" or the "Parties".

        WHEREAS, the Corporation and Employee have previously entered into that certain employment agreement dated January 1, 1996 (the "Agreement"); and

        WHEREAS, the Corporation and Employee desire to amend the terms and conditions of the Employee's employment with the Corporation.

        NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements set forth below, the Parties hereto agree to amend the Agreement as follows:

        The final clause of the first paragraph of section three (COMPENSATION) shall be changed to read ". . . , the Corporation will pay Employee a salary (the "Salary") at an annual rate of $135,000 per year during the five (5) month period from August through December of 1997, and at an annual rate of $165,000 for the one-year period from January 1, 1998 through December 31, 1998. For each fiscal year commencing after December 31, 1998, the Board of Directors (or a committee thereof) may increase (but not decrease) Employee's annual salary, award bonuses and stock awards based upon the compensation of comparable officers at similarly situated companies.

        This Amendment is intended to and shall only effect the change set forth in the preceding paragraph. No other change, amendment, waiver, discharge or termination shall be effected except by a subsequent written instrument.

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the day and year first above written.

DATED:  August 1, 1997                      MEDICAL SCIENCE SYSTEMS, INC.,
                                            a Texas corporation

                                            By:    ___________________________
                                                   Paul J. White
                                                   President

                                            EMPLOYEE


                                            By:    ___________________________
                                                   Dr. Kenneth S. Kornman